Exhibit (23)(b)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-32229, 333-58686), S-3 (Nos. 333-125553, 333-52560, 333-27849, 333-74958, 333-45556, 333-37241), and S-4 (Nos. 33-60007, 33-55805) of CMS Energy Corporation of our report dated February 19, 2007 relating to the financial statements of Midland Cogeneration Venture L.P., which appears in this Form 8-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
May 31, 2007